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Exhibit 12 to 2003 10-Q

                              CONVERGYS CORPORATION
    Computation of Ratio of Earnings to Combined Fixed Charges and Preferred
                                   Dividends
                              (Amounts in millions)
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                                                                          For the Six
                                                                         Months Ended
Earnings:                                                                June 30, 2003
                                                                         -------------
            Income before income taxes, extraordinary
            charges and cumulative effect of change
            in accounting principle                                      $       123.1

            Adjustment for undistributed (income)/losses
            of partnerships                                                       11.6

            Interest expense                                                       3.2

            Portion of rental expense deemed interest                             19.1
                                                                         -------------
                   Total earnings                                        $       157.0
                                                                         =============


Fixed Charges:

            Interest expense                                             $         3.2

            Portion of rental expense deemed interest                             19.1
                                                                         -------------
                   Total fixed charges                                   $        22.3
                                                                         =============

Preferred dividends:
            Preferred dividends                                                      -
                                                                         -------------
                   Combined fixed charges and preferred dividends        $        22.3
                                                                         =============


Ratio of Earnings to Fixed Charges                                                7.04
                                                                         =============
Ratio of Earnings to Combined Fixed Charges and Preferred Dividends               7.04
                                                                         =============
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